EXHIBIT 10.01

ORGANA GARDENS INTERNATIONAL INC.
(the “Company”)

Officer and Director Resignation

I hereby resign as Director and Officer of the Company, effective immediately.

Dated:

December 22, 2010

/s/: Christopher Scheive

Christopher Scheive